UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2024

Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 W. Wacker	60601
Floor 25	(Zip Code)
Chicago
Illinois	(773)	945-6801
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed in Groupon, Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2023, a foreign subsidiary of the Company received an income tax assessment (the “Assessment”) from the tax authority in a foreign jurisdiction in the amount of $120.7 million (€110 million) relating to tax year 2012. The subsidiary subject to the Assessment is Groupon S.r.l., one of the Company’s Italian subsidiaries with operations relating specifically to the local voucher business in Italy. In December 2023, Groupon S.r.l. received an unfavorable ruling at the lowest court level. Groupon S.r.l. lodged an appeal to the second-level court and requested the suspension of the tax authority’s demand that Groupon S.r.l. post an appeal bond of approximately €69 million.

On April 9, 2024, the Second Tier Tax Court denied Groupon S.r.l.’s request for a suspension of the appeal bond and set an expedited hearing date of July 9, 2024 on the merits of Groupon S.r.l.’s appeal of the tax assessment. Given this denial, Groupon S.r.l. is required to post an appeal bond consisting of approximately €21 million, due immediately (the “First Appeal Bond Portion”), and approximately €48 million will be required to be posted on or before October 22, 2024, unless the appeal has been resolved by then in Groupon S.r.l.’s favor. Based on Groupon S.r.l.’s current liquidity position, it does not have the ability to post the full amount of the First Appeal Bond Portion.

The Italian tax authorities have placed a lien on Groupon S.r.l.’s bank account, which currently restricts outgoing payments from that account. The Company is evaluating its options which include (a) Groupon S.r.l. seeking an agreement with the tax authorities on an installment plan for the bond obligation; (b) Groupon S.r.l. ceasing certain business activities in Italy (relating only to its local business); and (c) taking certain restructuring actions specific to Groupon S.r.l., including, but not limited to, exiting the local business in Italy. In the interim, Groupon S.r.l. will be pausing sales of local vouchers in Italy. Groupon’s online marketplace in Italy (www.groupon.it) will continue to operate and market Groupon goods and travel deals. The Company presently expects the associated revenue loss from pausing local deals in Italy to be approximately €1 million per month.

The denial of the suspension of the appeal bond has no impact on the merits of Groupon S.r.l.’s appeal of the Assessment. The Company believes that the Assessment, which primarily relates to transfer pricing on transactions occurring in 2011, is without merit. Groupon S.r.l. has been vigorously defending itself in this matter and believes it will ultimately prevail on the merits of the case, whether before the Italian Courts or as part of a separate International Mutual Agreement Procedure (governing international taxation matters involving multiple European countries) it has initiated. If Groupon S.r.l., loses the current Italian appeal, then it plans to appeal to the highest level of the Italian courts and, if it loses that appeal, it plans to seek relief in an International Mutual Agreement Procedure, whereby some or all of the Assessment could be extinguished depending on final agreement between Italy and Ireland (the other country involved the 2011 transaction).

Even if Groupon S.r.l. ultimately does not prevail in the matter, the Company does not expect the Assessment to result in financial exposure that exceeds the assets of Groupon S.r.l. Furthermore, we do not expect these developments to impact the ability of the Company to meet its obligations outside of Groupon S.r.l. As of December 31, 2023, Groupon S.r.l. has assets of approximately €48 million, made up largely of intercompany receivables and includes approximately €1 million in cash and cash equivalents.

The Company does not expect these developments to materially impact its full-year guidance and is reaffirming its previously issued full-year guidance.

Based on management’s preliminary, unaudited analysis of financial results for the three months ending March 31, 2024, management is updating its first quarter 2024 financial outlook and cash position (the “Outlook”) as follows;
•First quarter 2024 revenues to be close to, or above, the high-end of our guidance.
•First quarter 2024 Adjusted EBITDA to be close to, or above, the high-end of our guidance.
•March 31, 2024 unaudited cash & cash equivalents of approximately $158 million and approximately $30 million in restricted cash.

The Company intends to provide a detailed operational and financial update during its first quarter 2024 earnings call in May 2024. Closing procedures for the fiscal quarter ended March 31, 2024, are not yet complete. The Outlook is an estimate based on information available to management as of the date of this release and subject to change as a result of the completion of the Company’s standard financial and operating closing procedures and customary audit procedures.

As we complete our quarter end close process and finalize our financial statements for the quarter, it is possible that we may identify items that require adjustments to the Outlook and preliminary financial information set forth above, and those changes could be material. We do not intend to update this Outlook and preliminary financial information prior to the release of first quarter results in May 2024.

Non-GAAP Financial Measures

This 8-K references the following non-GAAP financial measures: Adjusted EBITDA. See our 4Q 2023 earnings release press release posted on our Investor Relations website for information regarding non-GAAP financial measures. We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Forward Looking Statements

The statements contained in this 8-K that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute and achieve the expected benefits of our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, tax, legal and regulatory developments in the jurisdictions in which we operate and geopolitical instability resulting from the conflicts in Ukraine and the Middle East; global economic uncertainty, including as a result of inflationary pressures; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; our reliance on email, Internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR, CPRA, and other privacy-related laws and regulations of the Internet and e-commerce; classification of our independent contractors, agency workers, or employees; our ability to remediate our material weakness over internal control over financial reporting; risks relating to information or content published or made available on our websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; our ability to use our tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; our ability to raise capital if necessary; our ability to continue as a going concern; risks related to our access to capital and outstanding indebtedness, including our 1.125% Convertible Senior Notes due 2026 ("the 2026 Notes"); our Common Stock, including volatility in our stock price; our ability to realize the anticipated benefits from the capped call transactions relating to our 2026 Notes; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2023 and our other filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we make. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward looking statements.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:
Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: April 15, 2024
By: /s/ Jiri Ponrt Name: Jiri Ponrt Title: Chief Financial Officer